SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT



Pursuant  to Section 13 or 15(d) of the Securities  Exchange
Act of 1934



       Date of Report (Date of earliest event reported)
                        February 23, 2004

         MONMOUTH REAL ESTATE INVESTMENT CORPORATION
    (Exact name of Registrant as specified in its charter)



   Maryland                    0-4258           22-1897375
(State or other jurisdiction  (Commission      (IRS Employer
 of incorporation)             File Number)     Identification
                                                Number)



       3499 Route 9N, Suite 3C, Freehold, NJ  07728
      (Address of principal executive offices)



Registrant's telephone number, including area code(732) 577-9996



(Former name or former address, if changed since last report.)

     Item 5.  Other Events.

      On February 23, 2004, Monmouth Real Estate Investment Corporation (Registrant) purchased a 170,779 square foot industrial building in Tampa, Florida, from Regional
Development Group, Inc. This industrial building is 100% leased to FedEx Ground Package System, Inc., a subsidiary of Federal Express Corporation, under a net lease for 15 years (the FedEx lease). The purchase price was approximately $17,700,000. Monmouth Real Estate Investment Corporation paid cash of $400,000, borrowed approximately $4,500,000 against its security portfolio with Wachovia Securities and obtained a mortgage of approximately $12,800,000. This mortgage payable is at an interest rate of 6.0% and is due 2019. The property acquired is commercial rental property and will continue to be used as such. Registrant will account for this transaction as a purchase.

     The following are the material factors to be considered in assessing the property:

     - Description of Property - The property acquired is a 170,779 square foot industrial building located at 8411 Florida Mining Boulevard, Hillsborough County, Tampa, Florida, on approximately 18 acres. The property includes 163,988 square feet of warehouse space and 6,791 square feet of office space.

     - Occupancy Rate and Number of Tenants - Construction on the commercial rental property acquired was completed in 2004. Commencing February 1, 2004, the property was 100% occupied under a 15-year net lease agreement with FedEx Ground Package System, Inc. This FedEx lease agreement provides that operating expenses, including property taxes, insurance, landscaping, utilities and repairs in the ordinary course of business, be borne by the tenant.

     - Principal Business of Tenant - FedEx Ground Package System, Inc. uses this property as a warehouse facility. The Registrant believes that FedEx Ground Package System, Inc. will continue to use this property as such.

     -     Principal Provisions of the FedEx Lease   -   The
following  are  the principal provisions of the FedEx lease:

         Term                           Monthly Rent

     2/01/04 - 1/31/19                    $117,681

      At  the end of the lease term, the tenant has two  (5)
year options. Base rent during the first option term shall be $129,450 per month. Base rent during the second option term shall be $135,922 per month.

     The Seller assigned the lease to the Registrant.

     - Basis of Acquired Property for Depreciation - The basis for depreciation is the purchase price of the property. Approximately $12,700,000 of the purchase price is attributable to building and improvements, which will be depreciated over a 39 year life on a straight-line basis (Modified Accelerated Recovery System). The residual is attributable to land.

     -     Anticipated Capital Improvements - The Registrant
does   not  anticipate  any significant capital improvements
during the  term of the lease described above.

     - Insurance Coverage - Insurance on the property is the responsibility of the tenant.

      Registrant knows of no other material factors relating to the property acquired other than those discussed in this Form 8-K.

     The following is pro forma financial information.   The
impact of the property acquired to the financial statements of the Registrant is as follows:


     ADJUSTMENTS TO STATEMENT OF INCOME

     Rental   and  Occupancy  Charges  -  Increase   of
     $1,412,000 based upon scheduled rent in accordance with the FedEx lease terms.

     Interest Expense - Increase of $892,000 based upon
     a    mortgage  of  $12,800,000 at  6.0%   interest
     with   total   monthly   principal   and  interest
     payments of $91,700, and a margin line increase of $4,500,000, currently at 2.75%.

     Depreciation Expense - Increase of $326,000  based
     upon  approximately  12,700,000  of  the  purchase
     price    being   attributed   to   building    and
     improvements, and straight-line depreciation over a 39 year life.

     Net  Income   - Increase of $194,000  (rental  and
     occupancy   charges  less  interest  expense   and
     depreciation expense).

     The effect of cash made available by operations will be an increase of $520,000 (net income plus depreciation).

     ADJUSTMENTS  TO  THE  BALANCE  SHEET  AT  DATE  OF
     PURCHASE

     Land,  Buildings,  Improvements  and  Equipment  -
     Increase of $17,700,000, based on the purchase price and closing costs.

     Loans Payable - Increase of $4,500,000, the total amount used on the margin line.

     Mortgages Payable - Increase of $12,800,000, the amount of the mortgage on the acquired property.

     Cash - Decrease of $400,000, the cash paid on the acquired property.

     Registrant knows of no other financial statement item which would be materially affected by the acquired property.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



         MONMOUTH REAL ESTATE INVESTMENT CORPORATION




                                /s/ Anna T. Chew
                                ANNA T. CHEW
                                Chief Financial Officer



     Date        February 23, 2004